Exhibit 99.1

news release

For Immediate Release

HOSPIRA REPORTS FIRST-QUARTER 2009 RESULTS

— Affirms Sales Projection and
Narrows Earnings Guidance to Upper End of Range for 2009 —

LAKE FOREST, Ill., April 28, 2009 — Hospira, Inc. (NYSE: HSP), a leading global specialty pharmaceutical and medication delivery company, today reported results for the first quarter ended March 31, 2009. Net sales for the quarter were $860 million, and adjusted* diluted earnings per share were $0.60. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.)

“Hospira delivered on its commitments in the first quarter, generating solid sales and earnings growth in a period marked by continued economic uncertainty,” said Christopher B. Begley, chairman and chief executive officer. “Looking forward, we believe the results of our strategic investments and our focus on execution position us well to deliver our financial commitments for 2009. In addition, we are driving operational excellence through our optimization initiatives under Project Fuel, which will create long-term, sustainable growth and increased shareholder value.”

Hospira, Inc.

275 North Field Drive

Lake Forest, IL 60045

www.hospira.com

-MORE-

First-Quarter 2009 Results

The following table highlights selected financial results for the first quarter of 2009 compared to the same period in 2008:

	GAAP			Adjusted*
In $ millions, except per share	Three Months Ended March 31,		%	Three Months Ended March 31,		%
amounts	2009	2008	Change	2009	2008	Change
Net Sales	$859.7	$888.7	(3.3)%	n/a	n/a	n/a
Gross Profit	$319.6	$317.0	0.8%	$339.6	$337.5	0.6%
Income from Operations	$114.7	$111.7	2.7%	$149.9	$145.2	3.2%
Diluted EPS	$1.03	$0.41	151.2%	$0.60	$0.55	9.1%
Statistics (as a % of Net Sales)
Gross Profit	37.2%	35.7%		39.5%	38.0%
Operating Income	13.3%	12.6%		17.4%	16.3%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items as detailed in the schedules attached to this press release, including a $0.57 benefit to first-quarter 2009 GAAP diluted earnings per share from the settlement of a U.S. Internal Revenue Service audit.

Net sales decreased 3.3 percent to $860 million in the first quarter of 2009, compared to $889 million in the first quarter of 2008. Growth in Other Pharma in the Americas segment and solid overall performance in Medication Management Systems (MMS), mainly a function of continued penetration of Symbiq®, were offset by unfavorable foreign currency translation and continued pricing pressure in Specialty Injectable Pharmaceuticals (SIP) in the Europe, Middle East and Africa (EMEA) segment.

2

Adjusted* operating income increased 3.2 percent to $150 million in the first quarter of 2009, compared to $145 million in the first quarter of 2008. Driving the majority of the increase was improved manufacturing efficiency, with a contribution from favorable volume/mix.

Cash Flow

Cash flow from operations for the first quarter of 2009 was $89 million, compared to the $74 million generated in the same period in 2008.

Capital expenditures decreased to $34 million for the first quarter of 2009, compared to $43 million in the first quarter of 2008, due to the continued impact of capital-spending controls the company put into effect in the second half of 2008.

2009 Projections

Hospira continues to expect net sales for the year to increase approximately 4 to 6 percent on a constant-currency basis. Including the impact of foreign exchange, the company expects net sales to be flat.

3

Given the continued uncertainty surrounding the approval timing of piperacillin tazobactam, a key generic injectable pharmaceutical projected to launch during the year, Hospira has elected to remove sales of the drug from its 2009 projections. Offsetting this impact, the company now expects to receive a benefit from a lower estimated effective tax rate for 2009, as well as anticipated savings from the company’s optimization efforts under its Project Fuel initiative. Hospira therefore projects adjusted* diluted earnings per share for full-year 2009 to range between $2.67 to $2.72 per share.

The reconciliation between the projected 2009 adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.67 - $2.72

Estimated charges related to planned Project Fuel initiatives (mid-point range of an estimated $0.38 to $0.42 per diluted share for 2009)	$(0.40)

Estimated charges related to planned facilities initiatives (mid-point of an estimated range of $0.10 to $0.12 per diluted share for 2009)	$(0.11)

Estimated $53 million for the amortization of intangibles related to the Mayne Pharma acquisition	$(0.23)

Benefit from the settlement of a U.S. income tax audit	$0.57

Diluted earnings per share — GAAP	$2.50 - $2.55

4

Projections for cash flow from operations, depreciation and amortization, and capital expenditures remain unchanged. The company continues to project that cash flow from operations in 2009 will be in the $565 million to $615 million range. Depreciation and amortization is expected to be between $210 million and $220 million. Capital expenditures are projected to be between $155 million and $175 million.

*Use of Non-GAAP Financial Measures

Non-GAAP financial measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

Webcast

Hospira will hold a conference call for investors and media at 8 a.m. Central time on Tuesday, April 28, 2009. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

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About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has approximately 14,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond Hospira’s control, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which is incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

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Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2276	(224) 212-2711

Media
Tareta Adams
(224) 212-2535

###

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Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended March 31,		% Change
	2009	2008
Net sales	$859.7	$888.7	(3.3)%

Cost of products sold	540.1	571.7	(5.5)%
Restructuring	9.4	3.0	213.3%
Research and development	50.0	49.9	0.2%
Selling, general and administrative	145.5	152.4	(4.5)%
Total operating expenses	745.0	777.0	(4.1)%
Income From Operations	114.7	111.7	2.7%

Interest expense	26.9	31.4	(14.3)%
Other income, net	(0.3)	(4.1)	(92.7)%
Income Before Income Taxes	88.1	84.4	4.4%

Income tax (benefit) expense	(77.4)	19.0	(507.4)%
Net Income	$165.5	$65.4	153.1%

Earnings Per Common Share:
Basic	$1.04	$0.41	153.7%
Diluted	$1.03	$0.41	151.2%

Weighted Average Common Shares Outstanding:
Basic	159.5	158.7	0.5%
Diluted	160.6	161.0	(0.2)%

Adjusted Gross Profit (1)(2)	$339.6	$337.5	0.6%
Adjusted Income From Operations (1)	$149.9	$145.2	3.2%
Adjusted Net Income (1)	$96.8	$87.9	10.1%
Adjusted Diluted Earnings Per Share (1)	$0.60	$0.55	9.1%

Statistics (as a % of net sales, except for income tax rate):

	Three Months Ended March 31, 2009		Three Months Ended March 31, 2008
	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Gross Profit (2)	37.2%	39.5%	35.7%	38.0%
Income From Operations	13.3%	17.4%	12.6%	16.3%
Net Income	19.3%	11.3%	7.4%	9.9%
Income Tax Rate	(87.8)%	21.5%	22.5%	25.5%

(1) The Non-GAAP financial measures contained in this press release (gross profit, income from operations, net income, and diluted Earnings Per Share) adjust for items that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact Hospira’s reported results for a period. Management believes that Non-GAAP financial measures can facilitate a complete analysis of Hospira’s results of operations, particularly in evaluating performance over time. Management uses these Non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to Hospira’s filing on Form 8-K of today’s date for additional information.

(2) Net sales less Cost of products sold.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars in millions, except for per share amounts)

Three months ended March 31, 2009 adjustments and Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (2)	Income From Operations	Net Income	Diluted EPS
GAAP	$319.6	$114.7	$165.5	$1.03
Adjustments:
Project Fuel restructuring and optimization charges (A)	—	10.5	6.5	0.04
Facilities restructuring and optimization charges (B)	7.0	11.7	7.7	0.05
Amortization of Mayne Pharma intangible assets (C)	13.0	13.0	9.0	0.05
Resolution of IRS tax audit benefit (D)	—	—	(91.9)	(0.57)
Adjusted financial measures (1)	$339.6	$149.9	$96.8	$0.60

GAAP results for the three months ended March 31, 2009:

A – Project Fuel restructuring and optimization charges include: $4.7 million reported in Restructuring, $0.4 million reported in Research and development and $5.4 million reported in Selling, general administrative.

B – Facilities restructuring and optimization charges include: $7.0 million reported in Cost of products sold and $4.7 million reported in Restructuring.
C – Amortization of Mayne Pharma intangible assets of $13.0 million reported in Cost of products sold.
D – Resolution of IRS tax audit benefit of $91.9 million reported in Income tax (benefit) expense.

Three months ended March 31, 2008 adjustments and Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (2)	Income From Operations	Net Income	Diluted EPS
GAAP	$317.0	$111.7	$65.4	$0.41
Adjustments:
Facilities restructuring and optimization charges (A)	4.4	7.8	5.0	0.03
Amortization of Mayne Pharma intangible assets (B)	15.7	15.7	10.6	0.07
Integration-related charges (C)	0.4	10.0	6.9	0.04
Adjusted financial measures (1)	$337.5	$145.2	$87.9	$0.55

GAAP results for the three months ended March 31, 2008:

A – Facilities restructuring and optimization charges include: $4.4 million reported in Cost of products sold, $3.0 million reported in Restructuring and $0.4 million reported in Research and development.

B – Amortization of Mayne Pharma intangible assets of $15.7 million reported in Cost of products sold.

C –  Integration-related charges include: $0.4 million reported in Cost of products sold, $0.4 million reported in Research and development and $9.2 million reported in Selling, general and administrative.

(1) The Non-GAAP financial measures contained in this press release (gross profit, income from operations, net income, and diluted Earnings Per Share) adjust for items that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact Hospira’s reported results for a period. Management believes that Non-GAAP financial measures can facilitate a complete analysis of Hospira’s results of operations, particularly in evaluating performance over time. Management uses these Non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to Hospira’s filing on Form 8-K of today’s date for additional information.

(2) Net sales less Cost of products sold.

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	March 31,	December 31,
	2009	2008
Assets
Current Assets:
Cash and cash equivalents	$529.4	$483.8
Trade receivables, less allowances of $7.6 in 2009 and $6.7 in 2008	553.0	583.4
Inventories	834.8	830.5
Deferred income taxes	176.8	172.2
Prepaid expenses and other current assets	45.2	35.7
Other receivables	63.1	43.7
Total Current Assets	2,202.3	2,149.3
Property and equipment, net	1,177.1	1,192.1
Intangible assets, net	388.9	404.4
Goodwill	1,157.6	1,167.4
Deferred income taxes	68.4	70.1
Investments	38.2	37.6
Other assets	53.2	53.2
Total Assets	$5,085.7	$5,074.1

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$704.1	$338.3
Trade accounts payable	216.6	231.5
Salaries, wages and commissions	107.3	144.7
Deferred income taxes	1.4	1.5
Other accrued liabilities	342.6	331.5
Total Current Liabilities	1,372.0	1,047.5
Long-term debt	1,457.0	1,834.0
Deferred income taxes	23.8	25.2
Post-retirement obligations	194.9	195.5
Other long-term liabilities	96.1	195.5
Commitments and Contingencies
Total Shareholders’ Equity	1,941.9	1,776.4
Total Liabilities and Shareholders’ Equity	$5,085.7	$5,074.1

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Three Months Ended March 31,
	2009	2008

Cash Flow From Operating Activities:

Net income	$165.5	$65.4
Adjustments to reconcile net income to net cash from operating activities-
Depreciation	41.2	47.1
Amortization of intangible assets	14.7	16.9
Stock-based compensation expense	13.1	14.4
Deferred income tax and other tax adjustments	(89.4)	(11.5)
Changes in assets and liabilities-
Trade receivables	20.0	(13.6)
Inventories	(11.5)	(24.8)
Prepaid expenses and other assets	(13.1)	11.4
Trade accounts payable	(14.2)	6.1
Other liabilities	(41.7)	(47.8)
Other, net	4.7	9.9
Net Cash Provided by Operating Activities	89.3	73.5

Cash Flow From Investing Activities:

Capital expenditures (including instruments placed with or leased to customers)	(33.8)	(42.9)
Payments for contingent consideration	(7.1)	—
Purchases of intangibles and other investments	(3.0)	(38.2)
Net Cash Used in Investing Activities	(43.9)	(81.1)

Cash Flow From Financing Activities:

Repayment of long-term debt	(5.0)	(25.0)
Other borrowings, net	(0.7)	5.0
Excess tax benefit from stock-based compensation arrangements	—	0.8
Proceeds from stock options exercised	12.6	12.3
Net Cash Provided by (Used in) Financing Activities	6.9	(6.9)

Effect of exchange rate changes on cash and cash equivalents	(6.7)	5.5

Net change in cash and cash equivalents	45.6	(9.0)
Cash and cash equivalents at beginning of period	483.8	241.1
Cash and cash equivalents at end of period	$529.4	$232.1

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$33.1	$38.7
Income taxes, net of refunds	$9.9	$6.7

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended March 31,
	2009	2008	% Change at Actual Rates	% Change at Constant Rates
Americas—
Pharmaceuticals
Specialty Injectables	$333.1	$340.7	(2.2)%	(0.4)%
Other Pharma	137.8	121.9	13.0%	15.7%
	470.9	462.6	1.8%	3.8%
Devices
Medication Management Systems	121.4	118.1	2.8%	5.9%
Other Devices	92.4	93.5	(1.2)%	1.1%
	213.8	211.6	1.0%	3.8%

Total Americas	684.7	674.2	1.6%	3.9%

Europe, Middle East & Africa—
Pharmaceuticals
Specialty Injectables	57.6	78.3	(26.4)%	(12.1)%
Other Pharma	27.7	36.6	(24.3)%	(8.5)%
	85.3	114.9	(25.8)%	(11.0)%
Devices
Medication Management Systems	19.1	20.4	(6.4)%	9.0%
Other Devices	16.8	17.5	(4.0)%	11.8%
	35.9	37.9	(5.3)%	10.3%

Total Europe, Middle East & Africa	121.2	152.8	(20.7)%	(5.7)%

Asia Pacific—
Pharmaceuticals
Specialty Injectables	39.0	45.6	(14.5)%	7.7%
Other Pharma	3.6	4.1	(12.2)%	17.1%
	42.6	49.7	(14.3)%	8.5%
Devices
Medication Management Systems	4.7	5.7	(17.5)%	(4.0)%
Other Devices	6.5	6.3	3.2%	13.9%
	11.2	12.0	(6.7)%	5.3%

Total Asia Pacific	53.8	61.7	(12.8)%	7.9%

Net Sales	$859.7	$888.7	(3.3)%	2.4%

Global—
Pharmaceuticals
Specialty Injectables	$429.7	$464.6	(7.5)%	(1.6)%
Other Pharma	169.1	162.6	4.0%	10.3%
	598.8	627.2	(4.5)%	1.5%

Devices
Medication Management Systems	145.2	144.2	0.7%	6.0%
Other Devices	115.7	117.3	(1.4)%	3.3%
	260.9	261.5	(0.2)%	4.8%

Total Global	$859.7	$888.7	(3.3)%	2.4%

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Three Months Ended March 31,
	Net Sales			Income from Operations
	2009	2008	% Change	2009		2008		% Change

Americas	$684.7	$674.2	1.6%	$141.6	A	$136.3	A	3.9%
Europe, Middle East & Africa	121.2	152.8	(20.7)%	4.2	B	4.5	B	(6.7)%
Asia Pacific	53.8	61.7	(12.8)%	2.7	C	2.1	C	28.6%
Total reportable segments	$859.7	$888.7	(3.3)%	148.5		142.9		3.9%
Corporate functions				(20.7	)D	(16.8	)D	23.2%
Stock-based compensation				(13.1)		(14.4)		(9.0)%
Income from operations				114.7		111.7		2.7%
Interest expense and other income, net				(26.6)		(27.3)		(2.6)%
Income before income taxes				$88.1		$84.4		4.4%

Included in the reported Income before income taxes above, are the following charges:

A – Americas
Project Fuel restructuring and optimization	$7.6	$—
Integration-related	—	0.4
Amortization of Mayne Pharma intangible assets	4.5	5.2
Facilities restructuring and optimization	11.7	7.8
Total Americas	23.8	13.4

B – Europe, Middle East & Africa
Project Fuel restructuring and optimization	0.2	—
Integration-related	—	5.4
Amortization of Mayne Pharma intangible assets	5.0	5.8
Total Europe, Middle East & Africa	5.2	11.2

C – Asia Pacific
Project Fuel restructuring and optimization	0.5	—
Integration-related	—	1.6
Amortization of Mayne Pharma intangible assets	3.5	4.7
Total Asia Pacific	4.0	6.3

D – Corporate functions
Project Fuel restructuring and optimization	2.2	—
Integration-related	—	2.6
Total Corporate functions	2.2	2.6

Total	$35.2	$33.5